UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 18, 2021

United-Guardian, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-10526	11-1719724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

230 Marcus Boulevard, Hauppauge, New York 11788
(Address of Principal Executive Offices) (Zip Code)

(631) 273-0900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	UG	NASDAQ Global Market

Item 5.07  Submission of Matters to a Vote of Security Holders.

United-Guardian Inc.

Annual Meeting of Stockholders

May 18, 2021

VOTING RESULTS

The 2021 Annual Meeting of Stockholders of United-Guardian, Inc. (the “Company”) was held on May 18, 2021. There were 3,932,004 shares voted by proxy. Because the meeting was held by videoconference, there was no voting at the meeting.

The voting results for each of the proposals submitted to a vote of the stockholders of the Company were as follows:

1. ELECTION OF DIRECTORS:

	For	Withhold	Broker Non-Vote
Ken Globus	2,561,181	408,027	962,796
Lawrence F. Maietta	2,829,691	139,517	962,796
Arthur M. Dresner	2,864,877	104,331	962,796
Andrew A. Boccone	2,892,549	76,659	962,796
S. Ari Papoulias	2,890,706	78,502	962,796

2. APPROVAL ON AN ADVISORY BASIS TO HOLD A VOTE EVERY YEAR ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

For	Against	Abstain	Broker Non-Vote
2,823,908	138,965	6,335	962,796

3. APPROVAL ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

For	Against	Abstain	Broker Non-Vote
2,781,000	175,983	12,225	962,796

4. PROPOSAL TO RATIFY THE APPOINTMENT OF BAKER TILLY US, LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

For	Against	Abstain	Broker Non-Vote
3,906,875	19,696	5,433	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United-Guardian, Inc.

Date: May 19, 2021	By:	/s/ Ken Globus
Ken Globus
President